Exhibit 99.d(2)

Control No.	Maximum Primary Subscription Shares Available: Number of Rights Issued:

SUBSCRIPTION CERTIFICATE
The New America High Income Fund, Inc.
SUBSCRIPTION RIGHTS FOR COMMON STOCK
THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME ON AUGUST 20, 2007 (unless extended)

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THIS CARD AND RETURN IT TO THE SUBSCRIPTION AGENT.

Dear Stockholder:

You are entitled to exercise the Rights issued to you as of July 24, 2007, the Record Date for the Offer, to subscribe for the number of shares of common stock (the “Shares”) of The New America High Income Fund, Inc. (the “Fund”) shown on this Subscription Certificate pursuant to the Primary Subscription upon the terms and conditions specified in the Fund’s prospectus dated July 24, 2007 (the “Prospectus”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. As a Record Date Stockholder, you are entitled to purchase one Share for each Right you exercise. In accordance with the Over-Subscription Privilege, you also are entitled to subscribe for additional Shares, subject to certain limitations and subject to allotment, if Shares remaining after the exercise of Rights pursuant to the Primary Subscription are available and you have fully exercised all Rights issued to you. To the extent that sufficient Shares are not available to honor all Over-Subscription requests, unsubscribed Shares will be allocated as described in the Prospectus. The Fund will not offer or sell any Shares that are not subscribed for pursuant to the Primary Subscription or the Over-Subscription privilege.

In order to exercise your Rights, you must present to The Colbent Corporation, by 5:00 p.m., Eastern time, on August 20, 2007 (unless extended, the “Expiration Date”), either (1) a properly completed and executed subscription certificate and a money order or check drawn on a bank located in the United States of America and payable to The New America High Income Fund, Inc. for an amount equal to the number of Shares subscribed for under the primary subscription and over-subscription (if applicable) multiplied by the estimated Subscription Price of $      or (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed subscription certificate and (ii) a money order or check drawn on a bank located in the United States of America and payable to The New America High Income Fund, Inc. for an amount equal to the number of Shares subscribed for under the primary subscription and over-subscription (if applicable) multiplied by the estimated Subscription Price of $     .

If a Notice of Guaranteed Delivery is used, a properly completed Subscription Certificate, together with payment in full, as described above, must be received by The Colbent Corporation no later than August 23, 2007, unless the Offer is extended. See “The Offer—Exercise of Rights” and “The Offer—Payment for Shares” in the Prospectus.

No later than August 29, 2007, The Colbent Corporation will send you a confirmation (or, if you own your shares through a depository or nominee, to such depository or nominee), showing (i) the number of Shares acquired pursuant to the Primary Subscription, (ii) the number of Shares, if any, acquired pursuant to the Over-Subscription privilege, (iii) the per share and total purchase price for the Shares, and (iv) any additional amount payable by you or any excess to be refunded to you. Any excess payment to be refunded will be mailed as promptly as practicable.

Participants in the Fund’s dividend reinvestment plan (the “Plan”) will have any shares of Common Stock acquired pursuant to the Primary Subscription or Over-Subscription privilege credited to their stockholder dividend reinvestment accounts in the Plan.

Stockholders whose shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any Shares acquired during the subscription period credited to the account of Cede & Co. or other depository or nominee. Shares acquired pursuant to the Over-Subscription privilege will be certificated and stock certificates representing these Shares will be sent directly to Cede & Co. or other depository or nominee. With respect to all other stockholders, stock certificates for all Shares acquired pursuant to the Primary Subscription or Over-Subscription privilege will be mailed promptly after payment for the Shares subscribed for has cleared.

To subscribe for your Primary Subscription shares, please complete line “A” on the card below.

SAMPLE CALCULATION:

Ex.	300	÷	3	=	100	×	$	=	$
	(No. of Shares Owned)				(No. of Rights)		(Estimated Subscription Price)		(Payment to be remitted)

If you are not exercising your Rights in full, please check box “D” below and we will attempt to sell any remaining unexercised Rights.

Please note that $    is an estimated Subscription Price only. The Subscription Price will be determined on August 20, 2007, the Expiration Date (unless extended), and could be higher or lower than the estimated Subscription Price depending on changes in the net asset value and share price of the Common Stock. Additional payment may be required for the Primary Subscription Shares and any Over-Subscription Shares when the actual Subscription Price is determined.

To subscribe for any Shares pursuant to the over-subscription privilege, please complete line “B” below.

METHOD OF EXERCISE OF RIGHTS:

Please send this completed and executed subscription certificate and full payment for the Shares subscribed for pursuant to the primary subscription and the over-subscription privilege to:

By First Class Mail:	By Express Mail or Overnight Courier:	By Hand:
The Colbent Corporation	The Colbent Corporation	The Colbent Corporation
Attention: Corporate Actions	Attention: Corporate Actions	Attention: Corporate Actions
P.O. Box 859208	161 Bay State Drive	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184	Braintree, MA 02184

Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

PLEASE FILL IN ALL APPLICABLE INFORMATION.

A.	Primary subscription:		x	$		=	$
	(1Right = 1 Share)	(Rights exercised)			(Estimated Subscription Price)

B.	Over-subscription privilege:		x	$		=	$
		(No. of Shares requested)			(Estimated Subscription Price)

C.	Total amount of check or money order enclosed (total of A + B):					=	$

D.	Sell any remaining Rights		☐

E.	Sell all of my Rights		☐

SECTION 1.TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Offer, and I hereby irrevocably subscribe for the number of Shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions set forth in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price as determined on the Expiration Date is in excess of the $       per Share estimated Subscription Price. I hereby agree that if I fail to pay for the Shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL:  If I have checked either box on line D or line E, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

(Signature(s)of Subscriber(s)/Seller(s))

(Address for delivery of Shares if other than shown on front)

If permanent change of address, check here ☐

Please give your telephone number:
( )

SECTION 2.TO TRANSFER RIGHTS (except pursuant to D or E above): For value received,          of the Rights represented by this Subscription Certificate are assigned to:

(Print Full Name of Assignee/Social Security Number)

(Print Full Address)

(Print Full Address)

(Signature(s)of Assignor(s))

IMPORTANT:

The signature(s) must correspond in every particular, without alteration, with the name(s)as printed on your Subscription Certificate. Your signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:

a) a commercial bank or trust company, or

b) a member firm of a domestic stock exchange, or

c) a savings bank or credit union

Signature Guaranteed
(Name of Bank or Firm)
By
(Signature of Officer and Title)